Exhibit 99.2
Wheels Up Announces Executive Transitions

Founder Kenny Dichter to step away as CEO, will continue to serve on the Board of Directors
Elevates current Board member Ravi Thakran to Executive Chairman
Names CFO Todd Smith as Interim CEO

NEW YORK – Wheels Up Experience (NYSE: UP) today announced that, as of today, Founder Kenny Dichter will step away from his role as CEO at the company he established in 2013 and took public in 2021. Dichter will continue to be a member of the Board of Directors.

The company also announced current Board member Ravi Thakran — former Group Chairman, Asia for LVMH and former Chairman and Founding Partner, L Catterton Asia — will serve as Executive Chairman, and that Chief Financial Officer Todd Smith has been named interim CEO, reporting to Thakran. Wheels Up has retained a leading executive search firm to identify a permanent CEO.

“I am honored to take on this new role at the head of one of the foremost global companies in private aviation. As Wheels Up continues to scale and evolve, I am looking forward to leveraging my experience leading some of the world’s largest luxury brands to drive success in providing an extraordinary experience for our members while at the same time delivering on our commitments to profitable growth,” Thakran said.

“I’d like to thank our founder Kenny Dichter for his vision and work to make Wheels Up what it is today – the leading on-demand charter operator in the United States with more than $1.5 billion in revenue, more than 12,000 loyal members and customers and an iconic brand. I look forward to building on this foundation as we embark on the next phase for the company and its stakeholders.”

Dichter founded Wheels Up in 2013 as part of a successful career as an entrepreneur, marketer and visionary. He twice disrupted the private aviation industry — first by pioneering the Marquis Jet fractional jet card in 2001 and later through a first-of-its-kind innovative membership model at Wheels Up. In 2021, Wheels Up became the first publicly traded private aviation company listing on the New York Stock Exchange. Today, Wheels Up is one of the largest private aviation companies in the world.

“I’d like to congratulate Ravi Thakran on his new role. Having worked closely with Ravi, I know he brings a sharp focus on the customer and a deep appreciation for what it means to deliver a premium experience,” Dichter said.

“I would like to take this opportunity to thank our 12,000+ loyal members and customers – and the incredible Wheels Up team – who have made the company what it is today. As we continue our path to profitability, this is the right time to take on a new role where I will support Ravi and Todd and the business. I am looking forward to supporting Wheels Up as a shareholder, member of the Board, founder and a strong advocate for our brand and mission.”

Smith joined Wheels Up in 2022 following a 25-year career at General Electric where he worked in a number of senior divisional CFO roles, ultimately serving as Global Head of Financial Planning and Analysis and CFO for GE Corporate. He will continue to serve as the Wheels Up CFO.

“The changes we are making position Wheels Up to deliver attractive returns and profitability for shareholders and an amazing experience for members,” Smith said. “I am excited to be working even closer with Ravi and Board, as well as the talented Wheels Up team, on our exciting next chapter. I would also like to thank Kenny for his vision, leadership and all of his contributions to Wheels Up.”

Wheels Up will discuss these changes further on its First Quarter earnings call.

BIOS:
Ravi Thakran:
Ravi Thakran has served on the Wheels Up Board since 2021. He was previously the Chief Executive Officer and the Chairman of the board of directors of Aspirational Consumer Lifestyle and served as the Group Chairman of LVMH South and South East Asia and Australia/New Zealand, representing a portfolio of over 75 brands across multiple categories including wine and spirits, fashion and leather goods, perfumes and cosmetics, and watches and jewelry.

Thakran founded L Capital Asia in 2009, the Asian private equity venture of LVMH. L Capital (including L Capital Asia) merged with Catterton in 2016 to form L Catterton.

Thakran also serves as Chairman of the Board of Directors of R.M. Williams, an Australian luxury footwear and apparel brand and has also served as a director on numerous other public and private company boards. Prior to joining LVMH, Thakran held senior management positions at the Swatch Group, Nike and Tata Group. He holds an MBA from the India Institute of Management, Ahmedabad.

Todd Smith:
Todd Smith, CFO and Interim CEO, joined Wheels up in 2022 from General Electric where he served in a number of senior, global finance roles over his 25-year career. In a career covering four continents, he has served as Chief Financial Officer for several GE business units, including Gas Power Systems, Capital International, Healthcare Life Sciences, Capital Real Estate and Commercial Finance. He began his career with GE in 1997 as a member of the Financial Management Program and then spent over five and a half years on GE's Corporate Audit Staff.

As Wheels Up CFO, Smith oversees all aspects of the company's global Finance organization, including Commercial Finance, Accounting, FP&A, Treasury, Tax and Investor Relations.

At GE, Smith played a key role -- working directly with the CEO and members of the leadership team -- to drive the financial analysis around the recently announced decision to split the 130-year-old multinational corporation into three separate public companies. Throughout his career at GE, he had demonstrated a track record of driving profitable growth, operating in highly complex and regulated environments, leading M&A activity and building high performing finance teams.

Kenny Dichter:
Kenny Dichter is the Founder of Wheels Up and served as CEO and Chairman since its inception in 2013. In 2021, Wheels Up (NYSE: UP) became the first publicly traded on-demand private aviation company on the New York Stock Exchange.

Dichter is a renowned entrepreneur with expertise in aviation, branding, marketing, public relations, and advertising. Regarded as a disruptor in private aviation, Dichter founded Marquis Jet in 2001 and pioneered the first-ever fractional jet card. He served as Chief Executive Officer and as Chairman of Marquis Jet and oversaw its sale to Warren Buffett’s Berkshire Hathaway’s NetJets in 2010. Mr. Dichter once again disrupted the industry in 2013 with Wheels Up. Through its innovative membership model and digital platform, Wheels Up has increased the accessibility of private air travel for millions of consumers. In 2020, Wheels Up partnered with Delta Air Lines to acquire Delta Private Jets, creating one of the industry’s largest owned and managed fleets of private aircraft and bringing Delta aboard as a significant Wheels Up shareholder.

Dichter also co-founded Tequila Avion, an ultra-premium tequila brand which was acquired by Pernod Ricard in 2014; he is an original investor in Juice Press, an organic food and juice company with locations across the United States; and he co-founded Alphabet City, a sports marketing and music company that was sold to Robert Sillerman’s SFX Entertainment in 1998.

A committed philanthropist, Dichter spearheaded Meals Up with Wheels Up partners and ambassadors in support of Feeding America, the largest hunger-relief organization in the United States. Meals Up was created in 2020 at the onset of the global pandemic and since then has raised and inspired nearly 90 million meals for Americans struggling with food insecurity.

Dichter received a Bachelor of Arts degree in Sociology from the University of Wisconsin-Madison, where he remains an active alumnus and supporter. In 2019, he partnered with the Office of Admissions and Recruitment to launch the Fly High Fund to support a more diverse student population by building student networks from around the country and encouraging them to attend the University.

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest private aviation companies in the world. Wheels Up offers a complete global aviation solution with a large, modern and diverse fleet, backed by an uncompromising commitment to safety and service. Customers can access membership programs, charter, aircraft management services and whole aircraft sales — as well as unique commercial travel benefits through a strategic partnership with Delta Air Lines. The Wheels Up Services brands also offer freight, safety and security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to connect flyers to private aircraft—and one another—and deliver exceptional, personalized experiences. Powered by a global private aviation marketplace connecting its base of more than 12,000 members and customers to a network of more than 1,500 safety-vetted and verified private aircraft, Wheels Up is widening the aperture of private travel for millions of consumers globally. With the Wheels Up mobile app, members and customers have the digital convenience to search, book and fly.

To learn more about Wheels Up, go to Wheelsup.com.

Contact:
Media inquiries: press@wheelsup.com
Investor Inquiries: ir@wheelsup.com

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